Q1 2026 SHAREHOLDER LETTER DEFI DEVELOPMENT CORP BUILT TO STACK SOLANA 1/16 NASDAQ: DFDV MAY 13, 2026 Q1 · 2026 Shareholder Letter

Q1 2026 SHAREHOLDER LETTER 2/16

CONTENTS

Inside this letter

This earnings letter is different from prior letters. The introduction is dedicated to one idea: DFDV's culture of experimentation, and what it has contributed to SPS over the last year. The remainder covers financials, capital structure, and the Solana ecosystem.

01 **Letter from the CEO** — PG 03
Culture of experimentation, and what each bet has produced.

02 **Q1 2026 Financials** — PG 07
Income statement highlights and share counts.

03 **SPS & Balance Sheet** — PG 08
Fully converted SPS, June 2026 guidance, mNAV detail.

04 **Capital Structure** — PG 09
Leverage, convertible buybacks, ATM & ELOC capacity, preferred.

05 **Solana Ecosystem Update** — PG 10
Q1'26 metrics, key developments, and structural demand.

06 **Marketing & Awareness** — PG 12
DFDV as the institutional voice.

07 **2H'26 and Looking Ahead** — PG 13
Restarting the SOL accumulation flywheel.

08 **Appendix & Forward-Looking Statements** — PG 14
Definitions, methodology, safe-harbor disclosures.

DEFI DEVELOPMENT CORP BUILT TO STACK SOLANA

Q1 2026 SHAREHOLDER LETTER DEFI DEVELOPMENT CORP BUILT TO STACK SOLANA 3/16 SECTION 01 · LETTER FROM THE CEO Fellow shareholders, Since our last shareholder update on March 30th, 2026, SPS has grown approximately 1% to 0.0670, primarily due to organic yield as well as the retirement of a small portion of our convertible debt. In the last 6 weeks, we’ve repurchased approximately $4.4M in principal of our July 2030 Convertible Notes for approximately $2.6M in cash, or a blended average discount of approximately 41%. This earnings letter is going to be a bit different from prior letters. I’d like to spend the introduction explaining a part of DFDV that we have not articulated clearly enough to shareholders: our culture of experimentation, and the contribution this has made to SOL per share (“SPS”) over the last year. From day one of initiating our Solana treasury strategy, we said we would not be “the MSTR of SOL.” We deeply respect what Strategy has built. The capital markets playbook they pioneered is the foundation of every Digital Asset Treasury (“DAT”) in operation today, including ours. But we have always believed the MSTR playbook is a starting point, not a ceiling, and that DFDV can ultimately become something meaningfully different. SOL is a different asset than BTC. Solana’s ecosystem offers tools unavailable to a Bitcoin treasury company: native onchain yield, composable DeFi protocols, and an active developer community building new financial primitives every week. Any Solana treasury company that ignores those differences leaves SPS growth on the table. 1 Includes SOL and SOL equivalents (such as locked SOL and dfdvSOL) As such, we built a culture around finding innovative ways to grow SPS. We pursue initiatives our peers overlook or have only now begun to replicate. Each one is also a deliberate act of building the primary gateway between traditional finance and the Solana ecosystem. In some ways, we treat DFDV as a portfolio of SOL-centered asymmetric bets. Most of it is core, as evidenced by our 2.3M SOL1 on our balance sheet today and the greater than 25% of our SOL deployed across a diverse set of protocols. But some of these initiatives have taken different shapes. Some take the form of partnerships, and some are early-stage strategic investments where the payoff isn’t immediate. We size each bet according to its asymmetry and let the capital allocation reflect our view of the opportunity. We often run several bets in parallel. Most importantly, we are willing to look unconventional in the short term, because we believe this is how DFDV produces SPS growth that no other DAT can match in the long term. But what have these unconventional and creative bets actually produced? We have written about individual initiatives as they happened, but we have never put them in one place or quantified their contribution to SPS. Below is our first attempt to account for the bets we have made over the last twelve months, and what each one contributed to SPS. Some of these are precise. Some are approximate. Some we are not yet able to quantify, but we’re optimistic that we will be able to soon.

Q1 2026 SHAREHOLDER LETTER DEFI DEVELOPMENT CORP BUILT TO STACK SOLANA 4/16 SECTION 01 · LETTER FROM THE CEO What our unconventional bets have produced INITIATIVE 01 · VALIDATOR OPERATIONS Owning the infrastructure we stake on Owning and operating our own validator infrastructure was the first decision we made outside the MSTR playbook. The idea was that if we are going to hold SOL on the balance sheet, we should stake it ourselves rather than pay a third party to do so. Our validators generate approximately 20-30% higher block rewards than the network average, and we pay no third-party management fees on the SOL we stake internally. By comparison, staking SOL on Coinbase today yields approximately 3.9%. We generate approximately 7.5%. That 360bps spread, applied to our current treasury of 2.3M SOL at today’s SOL price, represents approximately $7.6M of annualized incremental yield compared to staking with a third party. Put differently, the validators we acquired for $3.5M in May 2025 generate annualized incremental yield well above their acquisition cost. As our treasury grows, so does the impact from owning and operating our own validator infrastructure. For example, an incremental 360bps on a $1B treasury represents an incremental $36M of annualized yield. DFDV VALIDATOR YIELD 7.5% INCREMENTAL YIELD $7.6M ACQUISITION COST $3.5M INITIATIVE 02 · VALIDATOR PARTNERSHIPS Aligning DFDV with the Solana ecosystem On May 14, 2025, we announced a joint validator node with Bonk. This was a clear example of how ecosystem partnerships can drive value for DFDV shareholders. Validator partnerships align DFDV with high-engagement projects in the Solana ecosystem, increase the visibility of our treasury strategy with new investor audiences, and deepen our integration with the validator economy that underpins our organic yield. The Bonk partnership also delivered a measurable improvement in DFDV’s trading volumes. In the month following the announcement (May 16 to June 16, 2025), DFDV averaged approximately $60 million of ADV, compared with less than $20 million in the prior month. Improved trading liquidity is a meaningful contributor to our ability to access the capital markets effectively. We later replicated the structure with WIF, announced on June 24, 2025, one day after our resale S-1s went effective for the shares underlying our April 2030 convertible notes, our May 2025 PIPE, and our ELOC. We view validator partnerships as a repeatable model and expect to pursue additional partnerships over time. DFDV ADV – MAY 16 TO JUNE 16, 2025 $60M DFDV ADV — PRIOR MONTH <$20M

Q1 2026 SHAREHOLDER LETTER DEFI DEVELOPMENT CORP BUILT TO STACK SOLANA 5/16 INITIATIVE 04 · TREASURY ACCELERATOR ZeroStack & Allied Architects The first Treasury Accelerator transaction to demonstrate clear ROI was ZeroStack. The proceeds were modest, at more than $3 million, but the risk profile was compelling because our initial investment was structured as a SOL-denominated convertible instrument. We did not commit cash capital or assume conventional credit exposure. Our only theoretical economic cost was the forgone staking yield on the SOL we lent, and at settlement of the note we recovered that yield in full. The net economic cost to DFDV was effectively zero. The takeaway from ZSTK is that DAT-on-DAT capital deployment can be SPS-accretive with limited balance sheet risk when structured carefully. We also recognize that our communications around these transactions should be tighter, so investors can better assess both the potential SPS impact and the associated risks. In April, we announced an equity investment in Allied Architects (TSE: 6081). Our upfront cost was approximately $1.3 million, in exchange for 5% ownership and more than 100% warrant coverage with a downward reset feature. The investment gave us exposure to the Japan DAT landscape with minimal capital deployment and limited operating commitments. Like ZSTK, our investment in Allied Architects reflects the type of asymmetric structure we want to repeat: small upfront cost, high optionality, and alignment with a partner that has independent reasons to make the transaction succeed. INITIATIVE 05 · DFDV UK Extending the gateway into a new jurisdiction In August, we participated strategically in the £2.8 million fundraising that initiated DFDV UK’s transition to a Solana- focused digital asset treasury strategy. Our total investment was $1.7 million. In return, DeFi Development Corp. received 10,416,667 pre-paid warrants exercisable at £0.12 per share over a five-year term, plus 10,416,667 investor warrants exercisable at a 10% premium to a future equity issuance. We cannot yet quantify the future SPS contribution, but the structure follows the same blueprint as ZSTK and Allied: limited upfront capital and meaningful structural optionality. We expect the return to be several turns above our $1.7 million investment. The benefits also extend beyond direct SPS accretion. Each DAT we help launch extends the gateway between traditional capital markets and the Solana ecosystem in a new jurisdiction. Every new DAT creates incremental SOL demand, adds another advocate for Solana, and brings another operator into the ecosystem with a reason to build products and infrastructure that strengthen the network. INITIATIVE 03 · ONCHAIN TREASURY DEPLOYMENT 25%+ of treasury deployed onchain Today, more than 25% of our treasury is deployed onchain. As discussed in our Q3’25 shareholder letter, we estimate our Kamino looped staking strategy generated an incremental 100 basis points of organic yield on the deployed portion of our treasury. That figure has since expanded to approximately 300 basis points. That said, onchain deployment is not free yield. It requires active risk management. For example, we have had no exposure to any of the recent DeFi exploits, and our holdings remain diversified across Solana DeFi. We will continue to evaluate new opportunities as the ecosystem develops. Overall, onchain deployment accounted for roughly 20% of our organic yield generation over the trailing twelve months.

Q1 2026 SHAREHOLDER LETTER 6/16

INITIATIVE 06 · APYX

A Potential Step-Change in Cost of Capital

Apyx required a small upfront commitment (<1% of total liquid assets) but represents our most ambitious thesis to date. We supported the project early because we believed the intersection of DAT preferred equity and onchain credit would become one of the most important design spaces in crypto. So far, that thesis has played out faster than we expected.

The protocol's progress over the past few months has exceeded our expectations. apxUSD supply went from 0 to $400 million in under eleven weeks, ahead of every scenario we modeled. The collateral basket today includes STRC and SATA, and Apyx has publicly stated that future DAT preferred equity issuances will be considered for inclusion.

Apyx has not yet contributed to DFDV's SPS growth, but it has already changed the shape of our future cost of capital. Preferred equity is the funding source we believe will drive the next phase of SPS growth in 2026 and beyond. A deep, programmatic, onchain buyer of DAT preferred instruments changes what is possible at the issuance level. The economics of any preferred raise depend on coupon, size, and depth of demand. Apyx has the potential to improve all three.

We expect Apyx's contribution to SPS to begin showing up in the back half of this year and to compound over the next several years. That contribution may come through preferred equity issuances we could not otherwise complete, or could only complete on materially worse terms. We believe shareholders may look back on Apyx as the moment DFDV's crypto-native expertise translated into a structurally stronger cost of capital.

APXUSD SUPPLY	DFDV COMMITMENT	EXPECTED CONTRIBUTION START
$0 → $400M	<1%	2H 2026
In < 11 weeks	Of total liquid assets	Compounding over years

What Comes Next

Importantly, none of our experiments compete with core SOL accumulation. Instead, they amplify it. Each one also extends DFDV's position as a gateway between traditional finance and the Solana ecosystem. Together, we believe they explain a meaningful share of why DFDV is the only Solana DAT with positive equity returns since launch, and why our SPS growth has outpaced peers since initiating our treasury strategy.

We intend to keep experimenting. We will continue to look for asymmetric bets that no other DAT is making, and we will continue to size them according to our analysis of the opportunity rather than the comfort of consensus. Some will work. Some will not. To the extent possible, we will quantify SPS contribution by experiment in every earnings letter. When an experiment does not work, we will tell you that too. $DONT is one such example that didn't pan out, and fortunately, the upfront cost was de minimis (<0.1% of our balance sheet). The credibility of this disclosure depends on us being as transparent about our misses as we are about our successes.

The remainder of this letter will cover financials, SPS, our capital structure, and updates on the Solana ecosystem.

Thank you for your continued trust.

In Service of SPS Growth,

Joseph Onorati
CHIEF EXECUTIVE OFFICER

DEFI DEVELOPMENT CORP BUILT TO STACK SOLANA

Q1 2026 SHAREHOLDER LETTER 7/16

SECTION 02 · FINANCIALS

Q1 2026 FINANCIALS

Income Statement* Highlights

*Unaudited

	Q1 2026	Q1 2025	% CHANGE
Total Revenue	$2,664	$287	827.5%
Digital Asset Treasury Revenue	$2,402	$-	NM
Net Loss (Gain) on Digital Assets	$51,030	$-	NM
Total OpEx (excl. FV changes)	$6,870	$1,170	487.0%
Net Income (Loss)	($83,406)	($778)	NM
Wtd. Avg. Shares Outstanding (Diluted)	26,258	9,973	163.3%
EPS (Diluted)	($3.18)	($0.08)	NM

NM = not meaningful.

As of the date of this letter, we have approximately 30.1 million common shares outstanding and 34.2 million adjusted fully converted shares outstanding (see Appendix for definition of fully converted shares). Other financial data for the quarter will be reported in our upcoming Form 10-Q.

SECTION 03 · SPS & BALANCE SHEET

SPS UPDATE

SPS and Balance Sheet

As of May 13, 2026, fully converted SPS stood at 0.0670, up approximately 1% from the 0.0665 reported in our last shareholder update on March 30, 2026, and up 108% from fully converted SPS of 0.0322 on May 13, 2025.

DATE	SPS (FULLY CONVERTED)	CHANGE TO TODAY
May 13, 2026 (Today)	**0.0670**	-
March 30, 2026	0. 0665	+1%
May 13, 2025	0 .0322	+108%

As of May 13, 2026, our total SOL and SOL equivalents stood at 2,294,576 with fully converted shares outstanding of approximately 34.2M.

DEFI DEVELOPMENT CORP BUILT TO STACK SOLANA

Q1 2026 SHAREHOLDER LETTER 8/16

Maintaining Guidance of 0.075 SPS (Fully Converted)

GUIDANCE · JUNE 2026

As of May 13, 2026, we are reaffirming our June 2026 guidance of 0.075 SPS (fully converted). This represents approximately 12% growth from today's level of 0.0670 and corresponds to approximately 0.085 under our prior SPS methodology. Our guidance continues to assume no contribution from our treasury accelerator program. We expect to provide a June 2027 SPS outlook when we report Q2 earnings in August. Our longer-term 1.0 SPS target by December 2028 remains unchanged.

mNAV

As of May 13, 2026, our mNAV* was 1.0x on a Fully Converted (Row 5) basis as described below (see Appendix for mNAV definitions):

	ADJ. NAV	ADJ. SHARES	ADJ. NAV/SHARE	NAV MULTIPLE
01 Equity-to-SOL	$208.6M	30.1M	$6.93	0.7x
02 EV / SOL	$208.6M	30.1M	$6.93	1.5x
03 Debt Adjusted	$27.3M	31.6M	$0.87	5.4x
04 If-Converted ITM Instruments	$27.3M	31.6M	$0.87	5.4x
05 Fully Converted	**$156.8M**	**34.2M**	**$4.58**	**1.0x**
06 Fully Diluted	$328.5M	42.5M	$7.72	0.6x

*Assumes SOL/USD of $90.93 and DFDV closing share price of $4.65 as of 05/13/26. Definitions 3-6 include approximately 1.4M of vested options and RSUs.
Note: Rows 3 and 4 are identical as no convertible instruments are in-the-money at the current share price.

SECTION 04 · CAPITAL STRUCTURE

Capital Structure and Leverage

Over the coming year, we intend to simplify our capital structure by retiring our remaining convertible debt. Since our last update, we repurchased approximately $4.4M in principal of our July 2030 Convertible Notes for approximately $2.6M in cash, a blended discount of 41% to par. This transaction was approximately 0.5% accretive to SPS and 5% accretive to NAV per share. We expect to continue opportunistically repurchasing our convertible debt.

DEFI DEVELOPMENT CORP BUILT TO STACK SOLANA

Q1 2026 SHAREHOLDER LETTER DEFI DEVELOPMENT CORP BUILT TO STACK SOLANA 9/16 Going forward, we expect to rely less on convertible and other senior debt instruments and to avoid issuing common stock with attached warrants or other complex securities. By removing these layers of complexity, we aim to transform our capital stack into one that investors can evaluate easily. A cleaner structure will benefit DFDV in several ways. It will make our business easier to assess, improve our credit profile, and allow us to take on more leverage via preferred equity. We believe the combination of rationalizing the current balance sheet and leaning almost entirely on preferred equity will enhance our long-term SPS growth trajectory and position us for ongoing success. DEBT/MARKET CAP 130% DEBT/ASSETS 82% DEBT/SOL 87% Capital Raises ATM USAGE $200M available; $1B shelf behind it DFDV has $200M of capacity available on our ATM following our recent S-3 eligibility. We have not drawn on the ATM to date but intend to use it opportunistically going forward. Importantly, the $200M sits within a $1B S-3 shelf registration, which gives us the ability to scale ATM capacity meaningfully higher as conditions warrant. ELOC USAGE $60M raised, $4.9B remaining To date, DFDV has raised approximately $60M in net proceeds via our Equity Line of Credit (ELOC), issuing roughly 3.4M shares. We’ve drawn 1.4% of the $5B facility, leaving approximately $4.9B in remaining capacity. PREFERRED EQUITY Funded by onchain yield, not common dilution Completing an offering of preferred equity is DFDV’s top capital raising priority. We continue to believe our onchain yield engine provides a natural funding source to service preferred distributions without diluting common shareholders. Includes SOL and SOL Equivalents

Q1 2026 SHAREHOLDER LETTER 10/16

SECTION 05 · SOLANA ECOSYSTEM UPDATE

Solana Major Metrics (Q1'26)

	Q1 2026	Y/Y	Q/Q
Daily Active Users (DAUs)	4.6M	-13%	+58%
Transactions (B)	10.1B	+18%	+47%
Revenue	$89.5M	-89%	-1%
Stablecoin TVL	$14.9B	+183%	-2%
Tokenized Equity Volume	$255.9M	N/A	+38%
DEX Volume	$410.8B	-22%	-28%

Source: Artemis, RWA.xyz


Daily Active Users by Chain
Quarterly average of distinct addresses initiating a transaction · Q2 2023 — Q1 2026
7M
6M
5M
4M
3M
2M
1M
0
Q2 '23
Q3 '23
Q4 '23
Q1 '24
Q2 '24
Q3 '24
Q4 '24
Q1 '25
Q2 '25
Q3 '25
Q4 '25
Q1 '26
Solana
BNB Chain
Near
Aptos
Ethereum
Solana 4.6M
BNB Chain 2.7M
Near 2.5M
Aptos 1M
Ethereum 755K
Polygon PoS 582K
Avalanche C-Chain 528K
Base 471K
Sui 386K
Arbitrum 184K
TON 70K
Hyperliquid 11K
Cardano 816
DFDV · DIGITAL ASSET TREASURY

Daily Active Users (DAUs): Solana led the way and rebounded to ~4.6M, marking its highest quarterly reading since Q2 2025 and a ~58% jump from Q4 2025's ~2.9M trough. While most peers held flat or drifted lower over the quarter (Near eased to ~2.5M, Aptos to ~1.0M, BNB Chain ticked up modestly to ~2.7M), Solana was the only top-tier chain to post a sharp re-acceleration, widening its lead over the #2 chain to nearly 2M daily users. The move snaps a four-quarter cooldown from the late-2024 peak (~6.0M) and pulls Solana back into clear pole position among L1s by onchain activity.

Not only did Solana see a notable jump in performance when looking at DAU, but total transactions for the quarter.

Solana posted ~10.1B transactions in Q1 2026, a fresh all-time high and roughly 7× the next-closest chain. Throughput jumped ~46% from Q4 2025's ~6.9B trough, snapping a two-quarter cooldown and pushing past the prior Q2 2025 peak (~8.95B). No other chain came close: BNB Chain (~1.39B) and Base (~904M) held the #2 and #3 spots, but each pulled back from year-end highs, while Polygon PoS quietly accelerated to ~712M (+49% QoQ). Ethereum cleared ~200M transactions for the first time on record, though it still sits an order of magnitude behind Solana on raw throughput.


Total Transactions by Chain
Quarterly total of transactions recorded on-chain · Q2 2023 — Q1 2026
12B
10B
8B
6B
4B
2B
0
Q2 '23
Q3 '23
Q4 '23
Q1 '24
Q2 '24
Q3 '24
Q4 '24
Q1 '25
Q2 '25
Q3 '25
Q4 '25
Q1 '26
Solana
BNB Chain
Solana 10.1B
BNB Chain 1.39B
Base 904M
Near 511M
Aptos 376M
Polygon PoS 712M
Sui 376M
Arbitrum 264M
Avalanche C-Chain 229M
Ethereum 200M
Hyperliquid 26M
TON 33M
Cardano 59K
DFDV · DIGITAL ASSET TREASURY

DEFI DEVELOPMENT CORP BUILT TO STACK SOLANA

Q1 2026 SHAREHOLDER LETTER DEFI DEVELOPMENT CORP BUILT TO STACK SOLANA 11/16 Key Solana Developments Source: Solana Foundation Agentic finance and x402 The headline development of the period was Pay.sh, a gateway service launched by the Solana Foundation in collaboration with Google Cloud. Pay.sh allows autonomous agents to discover, access, and pay per request for enterprise APIs, including Gemini, BigQuery, Vertex AI, and Cloud Run, using stablecoins settled on Solana. Agents transact directly from a Solana wallet, with no Google Cloud account, API keys, or subscription required. Beyond official Google Cloud endpoints, the gateway also indexes more than 50 community API facilitators across ecommerce, market data, communications, and onchain infrastructure, including Helius, Alchemy, QuickNode, Exa, Dune, Nansen, and AgentMail. The system is built on the open x402 and MPP standards and is fully open source. We view Pay.sh as a landmark step toward making Solana the default settlement layer for the agentic economy, and a meaningful validation of the structural SOL demand thesis we have written about previously. Adoption of x402 itself also continued to broaden during the period, with QuickNode, Messari, Alchemy, and Agentmail each shipping integrations, and the Solana Foundation unveiling an onchain Agent Registry via Quantu AI for verifiable agent identity. We continue to view agentic AI as one of the most important structural demand drivers for SOL over the next several years. Real-World Assets Total RWA value on Solana crossed $2 billion in March, with Solana passing Ethereum in total RWA holders for the first time and reaching a record 182,000 by month’s end. Roughly 94% of all-time onchain tokenized equity spot volume has now settled on Solana. Constellation Anza introduced Constellation, a proposal to replace Solana’s single-leader block production with a Multiple Concurrent Proposers (MCP) design. The proposal targets transaction ordering and censorship resistance and fits within the broader upgrade path toward Alpenglow. SIMD- 0266 (P-Token) was approved in early March and went live on testnet, targeting a 95% to 98% reduction in token transfer compute costs ahead of mainnet deployment later this year. Regulatory Clarity On March 17, joint SEC and CFTC interpretive guidance provided a coherent taxonomy that identifies SOL as a digital commodity under federal law and described the circumstances under which protocol staking does not involve the offer and sale of a security. The guidance provided validators, staking providers, and institutional participants with a clearer legal framework to operate within. Solana Developer Platform The Solana Foundation launched the Solana Developer Platform (SDP) on March 24, an API-based enterprise platform aggregating more than 20 infrastructure providers across issuance, payments, and trading modules. Mastercard, Worldpay, and Western Union were named as early users. Stablecoins Total stablecoin supply on Solana passed $15B in March. World Liberty Financial’s USD1 supply grew fivefold over two months to $855 million. Huma Finance crossed $11 billion in cumulative PayFi volume, and Aon settled its first stablecoin insurance premium using PYUSD on Solana.

Q1 2026 SHAREHOLDER LETTER DEFI DEVELOPMENT CORP BUILT TO STACK SOLANA 12/16 Ecosystem Security Asymmetric Research and the Solana Foundation jointly announced STRIDE, a structured program for evaluating, monitoring, and escalating security across Solana protocols. STRIDE introduces an eight-pillar security framework, with independent evaluations published publicly so users and investors can assess the protocols they rely on. Protocols above $10M in TVL that pass the evaluation receive ongoing operational security and active threat monitoring funded by Solana Foundation grants, calibrated to each protocol’s risk profile. Protocols above $100M in TVL also receive Solana Foundation-funded formal verification, a proof- based method that mathematically guarantees smart contract correctness. Alongside STRIDE, the Solana Foundation launched the Solana Incident Response Network (SIRN), a membership-based network of security firms and researchers focused on coordinated incident response. Founding members include Asymmetric Research, OtterSec, Neodyme, Squads, and ZeroShadow. Together with previously deployed tools from Hypernative, Range Security, Neodyme, Sec3, and AuditWare, this represents the most comprehensive ecosystem security stack across any major Layer 1, and a meaningful de-risking of DeFi exposure for treasury participants like DFDV. Reinforcing our institutional voice Our priority in Q1 was reinforcing DFDV’s position as the institutional voice on Solana-based Digital Asset Treasuries. We expanded dfdvSOL across Solana DeFi through new lending and collateral integrations and continued building out our UK presence. We also strengthened our board with two notable additions. Hadley Stern joined the board in January, bringing deep digital asset and capital markets experience from his roles as Chief Commercial Officer at Marinade Finance and Managing Director at Bank of New York Mellon, where he led the firm’s digital asset strategy. Adam Townsend joined shortly after, bringing public-company financial leadership from his time as Chief Financial Officer at VIZIO, where he led the company through its IPO and subsequent acquisition by Walmart, and from prior executive roles at CBS and E*TRADE. On research, we published our Demand-Float Derived Valuation framework, outlining why we believe traditional equity and commodity valuation models fail to capture the long-term value of Layer 1 assets like Solana. The framework reinforced our long-term $10,000 SOL base case and generated meaningful engagement across both crypto-native and traditional finance audiences. In March, we followed this with our research report, “Every Agent Needs a SOL,” which explored the role of agentic AI as a future structural demand driver for Solana. We also continued engaging directly with investors through our monthly business update interviews and community AMAs, reinforcing transparency during a period of market uncertainty. SECTION 06 · MARKETING & AWARENESS

Q1 2026 SHAREHOLDER LETTER DEFI DEVELOPMENT CORP BUILT TO STACK SOLANA 13/16 Restart the SOL accumulation flywheel Our focus for the rest of 2026 is to restart our SOL accumulation flywheel. SPS growth in the first half of last year was driven by accretive capital issuances at elevated mNAVs, and we remain laser focused on recreating those conditions. The early signs are encouraging. SOL has stabilized well off its lows and we believe capital will rotate back into the highest-quality DATs. As crypto winter starts to thaw, we will be positioned for the turn. We will remain opportunistic with our capital raises. We have $200M of ATM capacity, and believe preferred equity could be a meaningful driver of SPS growth in the months ahead. That said, we will deploy capital only when it is accretive to SPS. This discipline is what produced 108% SPS growth over the last twelve months, and we have no intention of abandoning it as the cycle turns. Beyond capital markets, we remain convinced that SOL has multiple structural tailwinds that will define the next 12-24 months: agentic AI and real- world asset tokenization. Every autonomous agent that transacts onchain needs a settlement layer with low latency, low fees, and high throughput. Solana is the only general-purpose chain that meets those constraints at scale today. The same logic applies to tokenized equities, treasuries, and credit, where Solana should emerge as the dominant venue over time. As these use cases scale, structural SOL demand grows with them. And of course, we will continue to innovate and experiment to drive SPS growth. We believe DFDV is the best-positioned Solana DAT entering this next phase of the cycle, and we intend to widen that lead through the back half of this year. SECTION 07 · 2H ’26 AND LOOKING AHEAD In Service of SPS Growth, The DFDV Team DEFI DEVELOPMENT CORP. · NASDAQ DFDV May 14, 2026 8:00 AM ET on youtube.com/@defidevcorp. CEO Joseph Onorati, CFO John Han, COO & CIO Parker White, and CSO Dan Kang will answer questions submitted by sellside analysts and retail investors. LIVE · MAY 14, 2026 Business Update Interview

Q1 2026 SHAREHOLDER LETTER DEFI DEVELOPMENT CORP BUILT TO STACK SOLANA 14/16 Appendix SECTION 08 · APPENDIX mNAV is a KPI that measures our market capitalization as a multiple of our underlying Net Asset Value. It is calculated as: MARKET CAPITALIZATION NET ASSET VALUE (“NAV”) MNAV = We present mNAV across six views: Equity / SOL Market cap divided by the market value of SOL holdings. 01 EV/SOL Enterprise value (market cap plus net debt) divided by the market value of SOL holdings. 02 Fully Converted Assumes all convertible debt converts to equity, removing it from liabilities and adding the corresponding shares. Warrants convert only if in-the-money. 05 Fully Diluted Assumes all convertible debt and all warrants convert to equity, incorporating maximum potential dilution from both instruments. 06 Debt-Adjusted Equity value divided by SOL holdings net of debt 03 ITM Instruments Convert Same as view 3, adjusted for the pro forma conversion of all in-the-money convertible debt and warrants. 04 Market Capitalization = shares outstanding × current share price (adjusted for dilution where applicable). NAV = total value of SOL holdings (and other liquid assets) minus liabilities, marked to market. Notes & Sources 1. Total ordinary shares outstanding were 30,111,859 as of May 13, 2026

Q1 2026 SHAREHOLDER LETTER DEFI DEVELOPMENT CORP BUILT TO STACK SOLANA 15/16 Fully Converted Shares Outstanding Fully Converted Shares Outstanding is an operational metric used by management. It represents total common shares outstanding, plus all shares issuable upon the assumed conversion of our outstanding convertible debt instruments at their stated conversion prices, less shares subject to the prepaid forward contract with Cantor Fitzgerald & Co. It is presented as a point-in-time figure as of the date of this letter. How this differs from GAAP weighted average diluted shares outstanding: GAAP weighted average diluted shares outstanding is a period-average metric reported under U.S. GAAP for purposes of calculating diluted earnings per share. It is weighted across the reporting period and applies the treasury stock method, the if- converted method, and other accounting conventions that may exclude potentially dilutive securities under specific circumstances (for example, when the inclusion of those securities would be anti-dilutive under GAAP). By contrast, Fully Converted Shares Outstanding is a point-in-time figure presented as of a single date. It assumes all outstanding convertible debt instruments convert to common equity at their stated conversion prices, regardless of whether such conversion would be dilutive under GAAP in the current period, and regardless of current market conditions. The metric includes vested stock options and RSUs but excludes shares issuable upon the exercise of outstanding cash warrants. Because the two metrics differ in methodology (point- in-time versus weighted average), measurement framework (assumed full conversion versus GAAP dilution conventions), and purpose, there is no directly comparable GAAP metric to which Fully Converted Shares Outstanding can be reconciled. Investors should not view this metric as a substitute for GAAP weighted average diluted shares outstanding. Why management uses this metric: Management views DFDV’s outstanding convertible debt as economically equivalent to deferred equity issuance. The Company holds a long-term constructive view on the value of SOL, and therefore expects, over the relevant time horizon, that holders of the Company’s convertible debt instruments will exercise their conversion rights. Presenting share count and per-share metrics (including SPS) on a Fully Converted basis allows management and investors to assess the Company’s underlying SOL-per-share economics as if that conversion had already occurred, which management believes is a more useful representation of long-term per-share value than reported GAAP share count for purposes of evaluating the Company’s treasury strategy. This view reflects management’s expectations and judgment, not a commitment or guarantee. Actual conversion of the convertible debt depends on factors outside the Company’s control, including the price of SOL, the trading price of the Company’s common stock, the decisions of individual noteholders, and the terms of each convertible instrument. Investors should not rely on the assumed full conversion implied by this metric as a forecast of actual conversion.

Q1 2026 SHAREHOLDER LETTER DEFI DEVELOPMENT CORP BUILT TO STACK SOLANA 16/16 Forward-Looking Statements This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements in this release include statements regarding business strategies and prospects, capital deployment plans, and expectations regarding future financial and operating metric reporting and targets, including regarding SPS and future SOL price, and can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations, and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward- looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) fluctuations in the market price of SOL and any associated losses that the Company may incur as a result of a decrease in the market price of SOL; (ii) a failure for the demand for SOL, or activity on the SOL network, to continue to develop and grow as predicted in our DFDV Model or at all; (iii) volatility in our stock price, including due to future issuances of common stock and securities convertible into common stock; (iv) the effect of and uncertainties related the ongoing volatility in interest rates; (v) our ability to achieve and maintain profitability in the future; (vi) the impact on our business of the regulatory environment and complexities with compliance related to such environment including changes in securities laws or other laws or regulations; (vii) changes in the accounting treatment relating to the Company’s SOL holdings; (viii) our ability to respond to general economic conditions; (ix) our ability to manage our growth effectively and our expectations regarding the development and expansion of our business; (x) our ability to access sources of capital, including debt financing and other sources of capital to finance operations and growth and (xi) other risks and uncertainties more fully in the section captioned “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and other reports we file with the Securities and Exchange Commission. As a result of these matters, changes in facts, assumptions not being realized, or other circumstances, the Company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.